Exhibit 99.2

EXHIBIT-99.2. UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
INFORMATION AND ACCOMPANYING NOTES

Blyth, Inc. - Unaudited Pro Forma Consolidated Financial Information

The accompanying unaudited pro forma consolidated financial information is based on our historical financial statements for the six months ended June 30, 2014, for each of the years ended December 31, 2013 and 2012, and for the eleven months ended December 31, 2011, in each case as adjusted to reflect the disposition of ViSalus (as described in Item 1.01 of our Current Report on Form 8-K dated September 5, 2014). The accompanying unaudited pro forma consolidated financial information is based on, and should be read in conjunction with, the historical consolidated financial statements and notes thereto appearing in our Annual Report on Form 10-K for the year ended December 31, 2013 and the unaudited consolidated financial statements and notes thereto appearing in our Quarterly Report on Form 10-Q for the period ended June 30, 2014. The unaudited pro forma consolidated statements of earnings give effect to the disposition as if it had occurred on February 1, 2011, the beginning of the earliest period presented. The unaudited pro forma consolidated balance sheet gives effect to the disposition as if it had occurred as of June 30, 2014, our latest balance sheet date. The unaudited pro forma consolidated financial information is based upon available information and assumptions that we believe are reasonable under the circumstances and are prepared to illustrate the estimated effects of the transaction.

The unaudited pro forma consolidated financial information has been provided for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been achieved had the transaction occurred as of or for the periods presented, nor are they necessarily indicative of our future operating results or financial position.

Reported

The Reported column reflects our historical financial statements for the periods presented and does not reflect any adjustments related to our disposition of ViSalus. The reported consolidated balance sheet as of June 30, 2014 and the consolidated statement of earnings for the six months ended June 30, 2014 were derived from our unaudited interim consolidated financial statements appearing in our Quarterly Report on Form 10-Q for the period ended June 30, 2014. The reported consolidated statements of earnings for each of the years ended December 31, 2013 and 2012 and for the eleven months ended December 31, 2011 were derived from our audited consolidated financial statements appearing in our Annual Report on Form 10-K for the years ended December 31, 2013 and 2012 and for the eleven months ended December 31, 2011. In accordance with Regulation S-X, the pro forma statements of earnings only disclose earnings from continuing operations, and therefore exclude reported earnings related to the discontinued operations of Sterno (which we divested in 2012) and Midwest-CBK (which we divested in 2011).

We will incur one-time expenses in connection with the disposition of ViSalus, which will include a prepayment premium of $3.0 million related to the early retirement of the $50.0 million aggregate principal amount of 6.00% Senior Notes, originally due in June 2017, to the earlier of March 4, 2015 or the date, if any, that we consummate a new financing in an amount of at least $50.0 million. In addition, we estimate that we will incur one-time expenses for legal and other miscellaneous fees of approximately $1.2 million in the third and/or fourth quarter of 2014. The one-time expenses have not been included in the unaudited pro forma financial information.

ViSalus

The ViSalus column reflects ViSalus’s historical financial statements for the periods presented. ViSalus’s historical results were included in our unaudited interim financial statements for the period ended June 30, 2014 and in our audited financial statements for the years ended December 31, 2013 and 2012 and for the eleven months ended December 31, 2011. There were no adjustments to the ViSalus reported results included in the ViSalus column.

Adjustments

The unaudited pro forma consolidated balance sheet as of June 30, 2014 reflects adjustments related to the disposition of ViSalus. A description of these adjustments is provided in the Notes to Pro Forma Consolidated Financial Information included herein. There were no adjustments to the unaudited pro forma consolidated statements of earnings.

Blyth, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
(In thousands)
	As of June 30, 2014
	Reported	ViSalus	Adjustments		Pro forma
ASSETS
Current assets:
Cash and cash equivalents	$76,631	$9,220	$(3,000)	(c)	$64,411
Short-term investments	24,034				24,034
Accounts receivable, less allowance for doubtful receivables $5,199	13,218	563			12,655
Inventories	75,211	17,782			57,429
Prepaid assets	16,390	1,099			15,291
Deferred income taxes	3,959	1,470			2,489
Other current assets	8,726	1,617	3,000	(c)	10,109
					—
Total current assets	218,169	31,751	—		186,418

Property, plant and equipment	87,049	12,664			74,385

Investments	2,025	924	9,750	(a)	10,851
Goodwill	2,924	626			2,298
Other intangible assets, net of accumulated amortization of $15,317	8,677	2,028			6,649
Deferred income taxes	9,397	5,434			3,963
Other assets	7,358	165			7,193

Total other assets	30,381	9,177	9,750		30,954
Total assets	$335,599	$53,592	$9,750		$291,757
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt	891		50,000	(d)	50,891
Accounts payable	23,292	3,448			19,844
Accrued expenses	53,656	16,039			37,617
Income taxes payable	778	79			699
Deferred income taxes	509				509
Other current liabilities	3,629				3,629
					—
Total current liabilities	82,755	19,566	50,000		113,189

Deferred income taxes
Long-term debt, less current maturities	54,885		(50,000)	(d)	4,885
Other liabilities	13,071	1,009			12,062
Commitments and contingencies					—
ViSalus redeemable preferred stock	146,667	146,667			—

Redeemable noncontrolling interest

Stockholders' equity:
Preferred stock - authorized 10,000,000 shares of $0.01 par value; no shares issued
Common stock - authorized 50,000,000 shares of $0.02 par value; issued 26,625,576 shares	533				533
Additional contributed capital	169,457	—			169,457
Retained earnings	303,072	(113,374)	9,750	(a)	426,196	(b)
Accumulated other comprehensive income	16,834	(276)			17,110
Treasury stock, at cost, 10,571,419 shares	(452,166)				(452,166)
Total stockholders' equity	37,730	(113,650)	9,750		161,130
Noncontrolling interest	491				491
Total equity	38,221	(113,650)	9,750		161,621
Total liabilities and equity	$335,599	$53,592	$9,750		$291,757

See accompanying notes to the unaudited pro forma consolidated financial information

Blyth, Inc.
Unaudited Pro Forma Consolidated Statement of Earnings (loss)	For the six months ended
(In thousands, except per share data)	June 30, 2014
	Reported	ViSalus	Pro forma
Net sales	$333,462	$110,991	$222,471
Cost of goods sold	118,653	34,490	84,163
Gross profit	214,809	76,501	138,308

Selling	148,062	45,821	102,241
Administrative and other expense	72,192	33,857	38,335
Total operating expense	220,254	79,678	140,576

Operating profit (loss)	(5,445)	(3,177)	(2,268)

Other expense (income):
Interest expense	1,991		1,991
Interest income	(135)	(1)	(134)
Foreign exchange and other, net	100	12	88
Total other expense	1,956	11	1,945

Earnings (loss) from continuing operations before income taxes & noncontrolling interest	(7,401)	(3,188)	(4,213)
Income tax expense	520	1,488	(968)
Earnings (loss) from continuing operations before non-controlling interest	(7,921)	(4,676)	(3,245)

Less: Net earnings (loss) attributable to noncontrolling interests	(719)	(894)	175
Earnings (loss) from continuing operations	(7,202)	(3,782)	(3,420)

Basic earnings per share:
Net earnings (loss) from continuing operations attributable to Blyth, Inc.	$(0.45)		$(0.21)
Weighted average number of shares outstanding	16,096		16,096

Diluted earnings per share:
Net earnings (loss) from continuing operations attributable to Blyth, Inc.	$(0.45)		$(0.21)
Weighted average number of shares outstanding	16,096		16,096

See accompanying notes to the unaudited pro forma consolidated financial information

Blyth, Inc.
Unaudited Pro Forma Consolidated Statement of Earnings (loss)	For the year ended
(In thousands, except per share data)	December 31, 2013
	Reported	ViSalus	Pro forma
Net sales	$885,450	$351,187	$534,263
Cost of goods sold	312,859	113,273	199,586
Gross profit	572,591	237,914	334,677

Selling	387,960	147,017	240,943
Administrative and other expense	164,980	83,137	81,843
Total operating expense	552,940	230,154	322,786

Operating profit (loss)	19,651	7,760	11,891

Other expense (income):
Interest expense	6,042		6,042
Interest income	(635)	(19)	(616)
Foreign exchange and other, net	(386)	(314)	(72)
Total other expense	5,021	(333)	5,354

Earnings (loss) from continuing operations before income taxes & noncontrolling interest	14,630	8,093	6,537
Income tax expense	11,194	4,457	6,737
Earnings (loss) from continuing operations before non-controlling interest	3,436	3,636	(200)

Less: Net earnings (loss) attributable to noncontrolling interests	1,003	690	313
Earnings (loss) from continuing operations	2,433	2,946	(513)

Basic earnings per share:
Net earnings (loss) from continuing operations attributable to Blyth, Inc.	$0.15		$(0.03)
Weighted average number of shares outstanding	16,196		16,196

Diluted earnings per share:
Net earnings (loss) from continuing operations attributable to Blyth, Inc.	$0.15		$(0.03)
Weighted average number of shares outstanding	16,196		16,196

See accompanying notes to the unaudited pro forma consolidated financial information

Blyth, Inc.
Unaudited Pro Forma Consolidated Statement of Earnings (loss)	For the year ended
(In thousands, except per share data)	December 31, 2012
	Reported	ViSalus	Pro forma
Net sales	$1,179,514	$623,533	$555,981
Cost of goods sold	391,994	179,316	212,678
Gross profit	787,520	444,217	343,303

Selling	516,419	267,188	249,231
Administrative and other expense	186,535	96,079	90,456
Total operating expense	702,954	363,267	339,687

Operating profit (loss)	84,566	80,950	3,616

Other expense (income):
Interest expense	6,057	(6)	6,063
Interest income	(1,724)	(16)	(1,708)
Foreign exchange and other, net	(909)	(217)	(692)
Total other expense	3,424	(239)	3,663

Earnings (loss) from continuing operations before income taxes & noncontrolling interest	81,142	81,189	(47)
Income tax expense	31,635	34,285	(2,650)
Earnings (loss) from continuing operations before non-controlling interest	49,507	46,904	2,603

Less: Net earnings (loss) attributable to noncontrolling interests	13,242	12,961	281
Earnings (loss) from continuing operations	36,265	33,943	2,322

Basic earnings per share:
Net earnings (loss) from continuing operations attributable to Blyth, Inc.	$2.11		$0.14
Weighted average number of shares outstanding	17,180		17,180

Diluted earnings per share:
Net earnings (loss) from continuing operations attributable to Blyth, Inc.	$2.10		$0.13
Weighted average number of shares outstanding	17,247		17,247

See accompanying notes to the unaudited pro forma consolidated financial information

Blyth, Inc.
Unaudited Pro Forma Consolidated Statement of Earnings (loss)	For the eleven months ended
(In thousands, except per share data)	December 31, 2011
	Reported	ViSalus	Pro forma
Net sales	$827,612	$225,387	$602,225
Cost of goods sold	291,826	65,179	226,647
Gross profit	535,786	160,208	375,578

Selling	361,314	97,877	263,437
Administrative and other expense	142,350	55,552	86,798
Total operating expense	503,664	153,429	350,235

Operating profit (loss)	32,122	6,779	25,343

Other expense (income):
Interest expense	5,705	155	5,550
Interest income	(1,301)	(13)	(1,288)
Foreign exchange and other, net	200	53	147
Total other expense	4,604	195	4,409

Earnings (loss) from continuing operations before income taxes & noncontrolling interest	27,518	6,584	20,934
Income tax expense	7,360	9,365	(2,005)
Earnings (loss) from continuing operations before non-controlling interest	20,158	(2,781)	22,939

Less: Net earnings (loss) attributable to noncontrolling interests	(971)	(1,375)	404
Earnings (loss) from continuing operations	21,129	(1,406)	22,535

Basic earnings per share:
Net earnings (loss) from continuing operations attributable to Blyth, Inc.	$1.28		$1.36
Weighted average number of shares outstanding	16,546		16,546

Diluted earnings per share:
Net earnings (loss) from continuing operations attributable to Blyth, Inc.	$1.27		$1.35
Weighted average number of shares outstanding	16,656		16,656

See accompanying notes to the unaudited pro forma consolidated financial information

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma consolidated balance sheet as of June 30, 2014 includes the following adjustments related to the disposition of ViSalus:

(a)
An adjustment of $9.8 million has been made to establish Blyth’s 10% estimated cost investment in ViSalus, since Blyth will have a 10% ownership interest in ViSalus immediately following the completion of the disposition of ViSalus. This amount was estimated based on a valuation obtained from a third party independent appraisal and is based on fair value.

(b)
The retained earnings difference from Reported to Pro Forma includes estimated pro forma adjustments related to the disposition of ViSalus, including the fair value of the retained non-controlling interest in ViSalus. This estimated retained earnings is subject to adjustments.

(c)
In anticipation of the disposition of ViSalus, we provided short-term debt financing of $3.0 million to ViSalus on August 12, 2014. In connection with the disposition of ViSalus, we agreed to enter into a $6.0 million revolving credit facility (amounts borrowed thereunder will bear interest at a rate of 10.0% per annum). The Revolving Credit Facility is described in more detail in Item 1.01 of our Current Report on Form 8-K filed on September 5, 2014.

(d)
In connection with the disposition of ViSalus, Blyth amended the indenture governing its 6.00% Senior Notes due June 2017 to provide for the mandatory redemption of the Senior Notes on the earlier of March 4, 2015 and the date, if any, that Blyth consummates a new financing in an amount of at least $50.0 million.